UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2005

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Representation Office Golden TeleService, 1 Kozhevnichesky Proezd, Moscow,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 5.02 with respect to Jean-Pierre Vandromme's employment agreement and the amendment to Alexander Vinogradov's employment agreement is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Golden Telecom, Inc. ("GTI" or the "Company") announced on July 19, 2005 that the positions of Chief Executive Officer and President of the Company shall be separated. Jean-Pierre Vandromme, age 51, has been appointed as Chief Executive Officer effective September 1, 2005. Alexander Vinogradov shall remain as President of the Company and shall focus on government relations and regulatory aspects of the Company's business and regional expansion. Mr. Vandromme is the founder and Managing Director of VoIP.co.uk, a United Kingdom based company. Mr. Vandromme is also a Board member of Completel, Ventelo Sweden and Norway and he was a Board member of Axxessit. From 2001 to 2003, Mr. Vandromme was Chairman, President and Chief Executive Officer of VENTELO Europe and from 1994 to 2001, Mr. Vandromme served in a variety of positions with Global TeleSystems, Inc., including President of GTS-Business Services. A copy of the press release announcing such appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference. On July 18, 2005, Mr. Vinogradov's employment arrangement was amended to provide for the change in his position.

Under the terms of Mr. Vandromme's employment agreement, Mr. Vandromme will receive a base salary of $500,000 per year, which amount will be reviewed by the Compensation Committee of the Board of Directors annually. Mr. Vandromme will be eligble for an annual performance-based, incentive bonus, which, in the first year of the term hereof, shall be in the amount of up to $375,000. GTI shall pay to Mr. Vandromme a one time signing bonus in the amount of $250,000 during August 2005. In addition, on or as soon as practicable following September 1, 2005, Mr. Vandromme shall be issued stock appreciation rights ("SARs") with respect to 200,000 shares of GTI common stock, at a share price which shall be the closing price of GTI common stock on the NASDAQ National Market on July 19, 2005 ("Granting Share Price"), which was $29.83, one-third of which shall be and become vested and nonforfeitable on each of the first three anniversary dates from September 1, 2005, provided Mr. Vandromme remains continuously employed by GTI or one of its subsidiaries or business units until each such relevant date. If, prior to August 31, 2008 and during Mr. Vandromme's period of employment with GTI or one of its subsidiaries or business units, the average closing stock price of one share of GTI common stock on the NASDAQ National Market, or any such other exchange on which GTI common stock may then be traded, exceeds $50.00 during any thirty day consecutive period, Mr. Vandromme will be granted SARs for an additional 200,000 shares of GTI common stock at the Granting Share Price, which SARs shall be fully vested upon issuance. The employement agreement also provides for payments to Mr. Vandromme following a change of control equal to two times his salary and a pro rata share of the projected bonus (as described in the agreement) other than a change of control involving an excluded party which shall mean (1) GTI or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of GTI or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) any corporation owned, directly or indirectly, by the stockholders of GTI substanitally in the same porporations as their ownership of GTI's common stock or (5) Alfa Telecom Limited, Nye Telenor East Invest AS, OAO Rostelecom or their respective wholly-owned subsidiaries. A copy of Mr. Vandromme's employment agreement is filed herewith as Exhibit 99.2 and incorporated herein by reference.

There was no transaction involving an amount exceeding $60,000 since the beginning of GTI's last fiscal year, or any such proposed transaction, to which the Company was or is to be a party, in which Mr. Vandromme had or is to have a direct or indirect material interest. There are no family relationships between Mr. Vandromme and the Company's directors, executive officers or persons nominated or charged by the Company to become directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release announcing GTI appointment of Chief Executive Officer
99.2 Employment agreement between GTI and Jean-Pierre Vandromme

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

July 21, 2005	By:	/s/ Derek Bloom

Name: Derek Bloom
Title: Senior Vice-President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release announcing GTI appointment of Chief Executive Officer
99.2	Employment agreement between GTI and Jean-Pierre Vandromme